Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

CONTACTS:	Celgene Corporation
Brian Gill
(908) 673-9530
bgill@celgene.com

Array BioPharma Inc.
Tricia Haugeto
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA AND CELGENE CORPORATION
ANNOUNCE STRATEGIC GLOBAL R&D COLLABORATION

BOULDER, COLO. AND SUMMIT, N.J., (September 24, 2007) — Array BioPharma Inc. (NASDAQ: ARRY) and Celgene Corporation (NASDAQ: CELG) announced a worldwide strategic collaboration focused on the discovery, development and commercialization of novel therapeutics in cancer and inflammation.

Under the agreement, Celgene will make an upfront payment of $40 million to Array, and, in return, Array will grant Celgene an option to select drugs developed under the collaboration that are directed to two of four mutually selected discovery targets.  Array will be responsible for all discovery and clinical development through Phase 1 or Phase 2a. At that time, Celgene will have the option to select drugs resulting from up to two of these four therapeutic programs and will receive exclusive worldwide rights to those drugs, except for Array’s limited co-promotional rights in the U.S.  Additionally, Array is entitled to receive, for each drug, potential milestone payments of approximately $200 million, if certain discovery, development and regulatory milestones are achieved and $300 million if certain commercial milestones are achieved, as well as royalties on net sales. Array will retain all rights to the other programs.

 “We are very pleased to collaborate with Celgene on the discovery and development of novel targeted drugs,” said Kevin Koch, Ph.D., President and Chief Scientific Officer, Array BioPharma.  “With Celgene’s global leadership and expertise in discovery, development and commercialization of innovative therapies and Array’s solid track record of inventing and progressing targeted drugs into clinical development, we are forming a strong alliance to bring new therapies to patients.”

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“This collaboration with Array BioPharma is a strategic opportunity for Celgene to work with a demonstrated leader in the discovery and early development of small molecule drugs. Our collaboration illustrates Celgene’s commitment to address unmet medical need in cancer and immune-inflammatory disease, while maximizing our clinical, regulatory and commercial potential worldwide,” said Tom Daniel, M.D., President of Research, Celgene Corporation.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company’s website at www.celgene.com.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat life-threatening and debilitating diseases.  Our proprietary drug development pipeline is focused on the treatment of cancer and inflammatory diseases and includes clinical candidates that are designed to regulate therapeutically important targets.  In addition, leading pharmaceutical and biotechnology companies collaborate with Array to discover and develop drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

Array BioPharma Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2007, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties for their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet drug objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management. We are providing this information as of September 24, 2007. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

Celgene Forward-Looking Statement:

This release contains forward-looking statements which are subject to known and unknown risks, delays, uncertainties and other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations expressed or implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and other factors described in the Company’s filings with the Securities and Exchange Commission such as our 10K, 10Q and 8K reports.